As filed with the Securities and Exchange Commission on December 15, 2017.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TRILLIUM THERAPEUTICS INC.
(Exact name of Registrant as specified in its charter)

Ontario, Canada	2834	Not Applicable
(Province or other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
Incorporation or Organization)	Classification	Number, if
	Code Number)	applicable)

2488 Dunwin Drive, Mississauga, Ontario L5L 1J9
Telephone: (416) 595-0627
(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711
Telephone: (302) 738-6680
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

James Parsons	Thomas S. Levato	Alex Farcas
Trillium Therapeutics Inc.	Goodwin Procter LLP	Sonia Yung
2488 Dunwin Drive	The New York Times Building	Baker & McKenzie LLP
Mississauga, Ontario	620 Eighth Avenue	181 Bay Street, Suite 2100
Canada L5L 1J9	New York, New York 10018	Toronto, Ontario
(416) 595-0627	(212) 813-8800	Canada M5J 2T3
(416) 863-1221

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	[ ] upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	[X] at some future date (check the appropriate box below)

1.	[ ] pursuant to Rule 467(b) on ( ) at ( ).

2.	[ ] pursuant to Rule 467(b) on ( ) at ( ) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	[ ] pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	[X] after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum (2) aggregate offering price	Amount of registration fee
Common Shares	—	—	—	—
First Preferred Shares	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Subscription Receipts	—	—	—	—
Total	US$150,000,000	—	US$150,000,000	US$18,675

(1)

Pursuant to Rule 457(o) of the Securities Act of 1933, as amended, there are being registered under this Registration Statement such indeterminate number of common shares, first preferred shares, warrants to purchase common shares, units and subscription receipts of the Registrant (including common shares issuable upon exercise of any of such securities, including, without limitation, as a result of the application of anti-dilution provisions applicable thereto) as shall have an aggregate offering price not to exceed US$150,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

2

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

This prospectus is a preliminary short form base shelf prospectus. This preliminary short form base shelf prospectus has been filed under legislation in each of the provinces of British Columbia, Alberta, Manitoba, Ontario and Nova Scotia that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of British Columbia, Alberta, Manitoba, Ontario and Nova Scotia but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Trillium Therapeutics Inc. at 2488 Dunwin Drive, Mississauga, Ontario, L5L 1J9 telephone (416) 595-0627, and are also available electronically at www.sedar.com. See “Documents Incorporated by Reference”.

Preliminary Short Form Base Shelf Prospectus

New Issue	Dated December 15, 2017

US$150,000,000

Common Shares
First Preferred Shares
Warrants
Units
Subscription Receipts

Trillium Therapeutics Inc., or “we”, “our”, “Trillium” or “the Corporation”, may from time to time during the 25-month period that this prospectus, or “Prospectus”, including any amendments, remains valid, offer and sell under this Prospectus in one or more offerings, for an aggregate offering price of up to US$150,000,000 (or the equivalent in other currencies or currency units): (i) common shares in the capital of the Corporation, or “Common Shares”; (ii) First Preferred shares in the capital of the Corporation, or “First Preferred Shares”; (iii) warrants to purchase Common Shares or First Preferred Shares, or “Warrants”; (iv) units, or “Units”, comprised of one or more of the other securities described in this Prospectus in any combination; and (v) subscription receipts, or “Subscription Receipts” (the Subscription Receipts, together with the Common Shares, First Preferred Shares, Warrants and Units, are referred to as the “Securities”). We may offer Securities in such amounts and at such prices and, in the case of the Warrants, Units and Subscription Receipts, on terms determined based on market conditions at the time of the sale and as set forth in an accompanying prospectus supplement, or “Prospectus Supplement”. We may sell the Warrants, the First Preferred Shares and the Subscription Receipts, in one or more series.

I-1

We are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or “IFRS”, and such financial statements are subject to Canadian auditing and independence standards. Thus, they may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the purchase of Securities may have tax consequences both in the United States and Canada. This Prospectus or any applicable Prospectus Supplement, may not describe these tax consequences fully. You should read the tax discussion in any applicable Prospectus Supplement and in any event consult with a tax adviser.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in Ontario, Canada, some or all of our officers and directors and some or all of the experts named in this Prospectus are residents of countries other than the United States, and most or all of our assets are located in Canada. See “Enforceability of Civil Liabilities”.

Neither the United States Securities and Exchange Commission, or “SEC”, nor any state securities regulator has approved or disapproved these Securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

There are certain risk factors that should be carefully reviewed by prospective purchasers. See “Risk Factors”.

The specific terms of any Securities offered will be set forth in a Prospectus Supplement, including where applicable: (i) in the case of the Common Shares, the number of Common Shares offered, the currency (which may be Canadian dollars or any other currency), the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution) and any other specific terms; (ii) in the case of the First Preferred Shares, the number and series of First Preferred Shares offered, the currency (which may be Canadian dollars or any other currency), the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution) and any other specific terms; (iii) in the case of Warrants, the designation and number of Warrants offered, the currency (which may be Canadian dollars or any other currency), the number and terms of the other Securities purchasable upon exercise of the Warrants, the exercise price, the dates and periods of exercise, adjustment procedures and any other specific terms; (iv) in the case of Units, the designation and number of Units offered, the offering price, the currency (which may be Canadian dollars or any other currency), the number and terms of the other Securities comprising the Units, and any other specific terms; and (v) in the case of the Subscription Receipts, the number of Subscription Receipts offered, the currency (which may be Canadian dollars or any other currency), the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and term of such Securities, and any other specific terms. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement before you invest in the Securities.

The Common Shares trade on the Toronto Stock Exchange, or the “TSX”, and on the NASDAQ Capital Market, or the “NASDAQ”, under the trading symbol “TRIL”. On December 14, 2017, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was C$10.00 and on the NASDAQ was US$7.75.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

We may sell the Securities to or through underwriters, dealers, placement agents or other intermediaries or directly to purchasers or through agents. See “Plan of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify each person who may be deemed to be an underwriter with respect to such offering and will set forth the terms of the offering of such Securities, including, but not limited to any fees or compensation payable to them in connection with the offering and sale of a particular issue of Securities, the public offering price or prices of the Securities and the proceeds to us from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers will be less than the gross proceeds paid by the underwriter, dealer or agent to us. The price at which Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

Subject to applicable securities legislation, in connection with any offering of Securities under this Prospectus, the underwriters, if any, may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

You should only rely on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents hereof.

Our head and registered office is located at 2488 Dunwin Drive, Mississauga, Ontario, Canada L5L 1J9.

DEFINITIONS AND OTHER MATTERS

In this Prospectus, unless otherwise indicated, references to “Trillium”, “the Corporation”, “we”, “our” or similar terms are, unless otherwise stated or the context requires otherwise, to Trillium Therapeutics Inc. and the subsidiaries through which it conducts business. Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus is determined using IFRS, which differs from United States generally accepted accounting principles.

You should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. References to this “Prospectus” include documents incorporated by reference herein. We have not authorized anyone to provide readers with any different information. We are not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. The information in or incorporated by reference into this Prospectus is current only as of the date of this Prospectus or the date on the front of such other documents. It should not be assumed that the information contained in this Prospectus is accurate as of any other date regardless of the time of delivery of this Prospectus or any applicable Prospectus Supplement or of any sale of the Securities. Information contained on our website should not be deemed to be a part of this Prospectus or incorporated by reference into this Prospectus and should not be relied upon for the purpose of determining whether to invest in the Securities.

CURRENCY AND EXCHANGE RATE PRESENTATION

The financial statements incorporated by reference into this Prospectus are reported in Canadian dollars. All references to “dollars” or “$” in this Prospectus are to Canadian dollars, and all references to “US$” are to United States dollars.

The following table sets forth, for each period indicated, the high, low and average exchange rates for Canadian dollars expressed in United States dollars, as provided by the Bank of Canada. The exchange rates set forth below demonstrate trends in exchange rates, but the actual exchange rates used throughout this Prospectus may vary. The average exchange rate is calculated by using the average of the closing prices on the last day of each month during the relevant period. On December 14, 2017, the noon exchange rate for one Canadian dollar expressed in United States dollars as reported by the Bank of Canada, was $1.00 = US$0.7809. The high and low exchange rates are intra-day values rather than noon or closing rates.

	Nine months
	ended
$1 Canadian dollar equivalent in	September 30,	Year ended December 31,
United States dollars	2017	2016	2015	2014
Average rate for period	US$ 0.7683	US$ 0.7564	US$ 0.7756	US$ 0.9021
High for period	0.8245	0.8002	0.8562	0.9444
Low for period	0.7276	0.6821	0.7141	0.8568

ENFORCEMENT OF CIVIL LIABILITIES

Trillium Therapeutics Inc. is an Ontario corporation with its principal place of business in Canada. Some or all of the directors and officers of the Corporation are resident outside of the United States and most or all of its assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Corporation or its directors or officers, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act of 1933, as amended, or the “U.S. Securities Act”. You should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Corporation or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws. We believe that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We also believe, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We have filed with the SEC, concurrently with the registration statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Puglisi & Associates as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court, arising out of or related to or concerning the offering of Securities under this Prospectus.

Luke Beshar, Robert Kirkman, Michael Moore, Thomas Reynolds and Helen Tayton-Martin are the directors who reside outside of Canada and they have appointed the Corporation at its business address as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements within the meaning of applicable securities laws. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate”, “may”, “will”, “could”, “leading”, “intend”, “contemplate”, “shall” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements in this Prospectus include, but are not limited to, statements with respect to:

•	our expected future loss and accumulated deficit levels;

•	our projected financial position and estimated cash burn rate;

•	our expectations about the timing of achieving milestones and the cost of our development programs;

•

our observations and expectations regarding the relative low binding profile of SIRPαFc to red blood cells compared to anti-CD47 monoclonal antibodies and proprietary CD47-blocking agents and the potential benefits to patients;

•	our requirements for, and the ability to obtain, future funding on favorable terms or at all;

•

our projections for the SIRPαFc development plan and progress of each of our products and technologies, particularly with respect to the timely and successful completion of studies and trials and availability of results from such studies and trials;

•	our ability to intensify the dose of TTI-621 with the goal of achieving increased blockade of CD47;

•	our expectations about the differentiated nature and potential for best-in-class product development programs and discovery research capabilities of Fluorinov Pharma Inc., or “Fluorinov”;

•	our ability to generate future product development programs with improved pharmacological properties and acceptable safety profiles using Fluorinov technology;

•	our expectations about whether various clinical and regulatory milestones with an existing Fluorinov compound will be achieved;

•	our expectations of the final quantum and form of any future contingent milestone payments related to the Fluorinov acquisition;

•	our expectations of the ability to secure the requisite approvals (including TSX or NASDAQ approvals) with respect to the issuance of any common shares in satisfaction of future milestone payments;

•	our expectations about our products’ safety and efficacy;

•	our expectations regarding our ability to arrange for and scale up the manufacturing of our products and technologies;

•	our expectations regarding the progress, and the successful and timely completion, of the various stages of the regulatory approval process;

•	our ability to secure strategic partnerships with larger pharmaceutical and biotechnology companies;

•	our strategy to acquire and develop new products and technologies and to enhance the safety and efficacy of existing products and technologies;

•	our plans to market, sell and distribute our products and technologies;

•	our expectations regarding the acceptance of our products and technologies by the market;

•	our ability to retain and access appropriate staff, management and expert advisers;

•

our expectations with respect to existing and future corporate alliances and licensing transactions with third parties, and the receipt and timing of any payments to be made by us or to us in respect of such arrangements; and

•	our strategy with respect to the protection of our intellectual property.

All forward-looking statements reflect our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but rather on management’s expectations regarding future activities, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. By its nature, forward-looking information involves numerous assumptions, inherent risks and uncertainties, both general and specific, known and unknown, that contribute to the possibility that the predictions, forecasts, projections or other forward-looking statements will not occur. Factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements include, but are not limited to:

•	substantial fluctuation of losses from quarter to quarter and year to year due to numerous external risk factors, and anticipation that we will continue to incur significant losses in the future;

•	uncertainty as to our ability to raise additional funding to support operations;

•	our ability to generate product revenue to maintain our operations without additional funding;

•	the risks associated with the development of our product candidates which are at early stages of development;

•	reliance on third-parties to plan, conduct and monitor our preclinical studies and clinical trials;

•	our product candidates may fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or may not otherwise product positive results;

•	risks related to filing Investigational New Drug applications, or “INDs”, to commence clinical trials and to continue clinical trials if approved;

•	the risks of delays and inability to complete clinical trials due to difficulties enrolling patients;

•	competition from other biotechnology and pharmaceutical companies;

•	our reliance on the capabilities and experience of our key executives and scientists and the resulting loss of any of these individuals;

•	our ability to fully realize the benefits of acquisitions;

•	our ability to adequately protect our intellectual property and trade secrets;

•	our ability to source and maintain licenses from third-party owners;

•	the risk of patent-related litigation; and

•	our expectations regarding our status as a passive foreign investment company. See “Risk Factors”.

Although the forward-looking statements contained in this Prospectus are based upon what our management believes to be reasonable assumptions, we cannot assure readers that actual results will be consistent with these forward-looking statements.

Any forward-looking statements represent our estimates only as of the date of this Prospectus and should not be relied upon as representing our estimates as of any subsequent date. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as may be required by securities legislation.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with or delivered to securities commissions or similar authorities in British Columbia, Alberta, Manitoba, Ontario and Nova Scotia. Copies of the documents incorporated herein by reference may be obtained on request without charge from our corporate secretary at 2488 Dunwin Drive, Mississauga, Ontario, L5L 1J9 telephone (416) 595-0627, and are available electronically at www.sedar.com.

We have filed the following documents with the securities commissions or similar regulatory authorities in certain of the provinces of Canada and such documents are specifically incorporated by reference in, and form an integral part of this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any subsequently filed document that is also incorporated by reference in this Prospectus:

•	our annual information form (on Form 20-F), or “AIF”, dated March 10, 2017, for the year ended December 31, 2016;

•	our management information circular dated April 13, 2017 relating to annual and special meeting of shareholders held on May 26, 2017;

•

our audited consolidated financial statements, together with the notes thereto, as at December 31, 2016 and 2015 and for the years then ended prepared under IFRS, as issued by the IASB, and the auditors’ report thereon addressed to our shareholders dated March 9, 2017, or the “Annual Financial Statements”;

•	our management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2016 and 2015 dated March 9, 2017;

•

our unaudited interim condensed consolidated financial statements, together with the notes thereto, as at September 30, 2017 and 2016 and for the three and nine months then ended prepared in compliance with International Accounting Standards 34, Interim Financial Reporting, dated November 9, 2017, or the “Interim Financial Statements”;

•	our management’s discussion and analysis dated November 9, 2017 of financial condition and results of operations for the three and nine months ended September 30, 2017 and 2016;

•

our material change report dated December 1, 2017 relating to the offering of 1,950,000 Common Shares and 400,000 Series II Non-Voting Convertible Preferred Shares at a price of US$8.50 per share for gross proceeds of approximately US$20 million;

•

our material change report dated June 13, 2017 relating to the offering of 2,750,000 Common Shares and 3,250,000 Series II Non-Voting Convertible First Preferred Shares, or “Series II Preferred Shares”, at a price of US$5.00 per share for aggregate gross proceeds of approximately US$30 million; and

•	our material change report dated February 7, 2017 relating to our plan to advance a second SIRPαFc fusion protein, TTI-622, into clinical testing.

Any documents of the type referred to in the preceding paragraph (excluding confidential material change reports), and all other documents of the type required by National Instrument 44-101 - Short Form Prospectus Distributions of the Canadian Securities Administrators to be incorporated by reference in this Prospectus, if filed by us with the securities commissions or similar authorities in the provinces of British Columbia, Alberta, Manitoba, Ontario and Nova Scotia after the date of this Prospectus and prior to the termination of any offering of Securities hereunder, shall be deemed to be incorporated by reference in this Prospectus. Upon a new annual information form and related audited annual financial statements and management’s discussion and analysis being filed by us with, and where required, accepted by, the securities commission or similar regulatory authority in each of the provinces of British Columbia, Alberta, Manitoba, Ontario and Nova Scotia during the term of this Prospectus, the previous audited annual information form, including all amendments thereto, the previous annual financial statements and all interim unaudited financial statements (including any management’s discussion and analysis related thereto), material change reports and information circulars filed prior to the commencement of the fiscal year in which the new annual information is filed, shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, any document filed by us with, or furnished by us to, the SEC pursuant to the United States Securities Exchange Act of 1934, as amended, or the “Exchange Act”, subsequent to the date of this Prospectus and prior to the date that is 25 months from the date of this Prospectus shall be deemed to be incorporated by reference into the registration statement of which this Prospectus forms a part, if and to the extent provided in such report.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

One or more Prospectus Supplements containing the specific variable terms for an issue of the Securities and other information in relation to such Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement.

Any “template version” of “marketing materials” (as such terms are defined in National Instrument 41-101 - General Prospectus Requirements of the Canadian Securities Administrators ) pertain to a distribution of Securities, and filed by us after the date of the Prospectus Supplement for the distribution and before the termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, we file reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by us with, or furnished to, the SEC may be inspected and copied at the public reference facilities maintained by the SEC in the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549 by paying a fee. You may call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information regarding the public reference facilities. The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We have filed with the SEC a registration statement on Form F-10 under the U.S. Securities Act with respect to the Securities. This Prospectus, including the documents incorporated by reference into this Prospectus, which forms a part of that registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to our corporation and the Securities, reference is made to the registration statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference into this Prospectus, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference. The registration statement can be found on EDGAR at the SEC’s website at www.sec.gov.

THE CORPORATION

The following is a summary of information pertaining to us and does not contain all the information about us that may be important to prospective investors. Prospective investors should read the more detailed information including, but not limited to, the AIF, financial statements and related notes, that are incorporated by reference into and are considered to be a part of this Prospectus.

General

The Corporation was incorporated under the Business Corporations Act (Alberta) on March 31, 2004 as Neurogenesis Biotech Corp. On October 19, 2004, the Corporation amended its articles of incorporation to change its name to Stem Cell Therapeutics Corp. (“SCT”) and on November 7, 2013 SCT was continued under the Business Corporations Act (Ontario). Articles of amalgamation were filed on June 1, 2014 to amalgamate SCT with its wholly-owned subsidiary, Trillium Therapeutics USA Inc., and the amalgamated entity continued to operate under the name Trillium Therapeutics Inc. On January 1, 2017 the Corporation amalgamated with its wholly-owned subsidiary Fluorinov.

We are a company domiciled in Ontario, Canada. Our head office and registered office is located at 2488 Dunwin Drive, Mississauga, Ontario, Canada, L5L 1J9. We have one wholly-owned subsidiary, Trillium Therapeutics USA Inc., which was incorporated March 26, 2015 in the State of Delaware

Our Common Shares are listed on the TSX and the NASDAQ under the symbol “TRIL”.

Summary Description of Business

We are a clinical stage immuno-oncology company developing innovative therapies for the treatment of cancer. Our lead program, TTI-621, is a SIRPαFc fusion protein that consists of the extracellular CD47-binding domain of human SIRPα linked to the Fc region of a human immunoglobulin G1, or IgG1. It is designed to act as a soluble decoy receptor, preventing CD47 from delivering its inhibitory (“do not eat”) signal. Neutralization of the inhibitory CD47 signal enables the activation of macrophage anti-tumor effects by pro-phagocytic (“eat”) signals. The IgG1 Fc region of TTI-621 may also assist in the activation of macrophages by engaging Fc receptors. Two Phase I clinical trials evaluating TTI-621 are ongoing. A second SIRPαFc fusion protein, TTI-622, is in preclinical development. TTI-622 consists of the extracellular CD47-binding domain of human SIRPα linked to a human immunoglobulin G4, or IgG4 Fc region, which has a decreased ability to engage Fc receptors than an IgG1 Fc. We plan to submit an IND for TTI-622 in the second half of 2017 and begin recruiting patients into a Phase I clinical trial in early 2018. Both SIRPαFc fusion proteins enable CD47 blockade with different levels of Fc receptor engagement on macrophages and thus may find unique applications.

We also have a proprietary medicinal chemistry platform, using unique fluorine chemistry, which permits the creation of new chemical entities with improved pharmacological properties from validated drugs and drug candidates. Stemming from this platform are two preclinical programs: an epidermal growth factor receptor, or EGFR antagonist with increased uptake and retention in the brain and an orally-available bromodomain inhibitor. In addition, a number of compounds directed at undisclosed immuno-oncology targets are currently in the discovery phase.

RISK FACTORS

Before deciding to invest in any Securities, prospective purchasers of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities. An investment in the Securities offered hereunder is speculative and involves a high degree of risk. Information regarding the risks affecting us and our business are provided in the documents incorporated by reference in this Prospectus, including in our most recent AIF under the heading “Risk Factors”.

Any one of such risk factors could materially affect our business, financial condition and/or future operating results and prospects and could cause actual events to differ materially from those described in forward-looking statements and information relating to us. Additional risks and uncertainties not currently identified by us or that we currently believe not to be material also may materially and adversely affect our business, financial condition, operations or prospects.

No Assurance of Active or Liquid Market

No assurance can be given that an active or liquid trading market for the Common Shares will be sustained. If an active or liquid market for the Common Shares fails to be sustained, the prices at which such Securities trade may be adversely affected. Whether or not the Common Shares will trade at lower prices depends on many factors, including the liquidity of the Common Shares, prevailing interest rates, the markets for similar securities, general economic conditions and our financial condition, historic financial performance and future prospects.

There is currently no market through which the Securities (other than the Common Shares) may be sold and purchasers may not be able to resell such securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities and the extent of issuer regulation.

Public Markets and Share Prices

The market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, NASDAQ or any other stock exchange could be subject to significant fluctuations in response to variations in our operating results or other factors. In addition, fluctuations in the stock market may adversely affect the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, NASDAQ or any other stock exchange regardless of the operating performance of Trillium. Securities markets have also experienced significant price and volume fluctuations from time to time. In some instances, these fluctuations have been unrelated or disproportionate to the operating performance of issuers. Market fluctuations may adversely impact the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, NASDAQ or any other stock exchange. There can be no assurance of the price at which the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, NASDAQ or any other stock exchange will trade.

Additional Issuances and Dilution

We may issue and sell additional securities to finance our operations. We cannot predict the size or type of future issuances of our securities or the effect, if any, that future issuances and sales of securities will have on the market price of any of our securities issued and outstanding from time to time. Sales or issuances of substantial amounts of our securities, or the perception that such sales could occur, may adversely affect prevailing market prices for our securities issued and outstanding from time to time. With any additional sale or issuance of our securities, holders will suffer dilution with respect to voting power and may experience dilution in our earnings per share. Moreover, this Prospectus may create a perceived risk of dilution resulting in downward pressure on the price of our issued and outstanding Common Shares, which could contribute to progressive declines in the prices of such securities.

We have Broad Discretion in the Use of the Net Proceeds from this Offering

Our management will have broad discretion with respect to the application of net proceeds received from the sale of Securities under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve our results of operations or enhance the value of the Common Shares or any other securities outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our securities issued and outstanding from time to time to decline.

DIVIDENDS

We have not paid any dividends on our Common Shares since the beginning of our most recently completed financial year. While we are not restricted from paying dividends other than pursuant to certain solvency tests prescribed under the Business Corporations Act (Ontario), we do not intend to pay dividends on any of our Common Shares in the foreseeable future.

USE OF PROCEEDS

Unless otherwise indicated in an applicable Prospectus Supplement relating to an offering of Securities, we will use the net proceeds that we receive from the sale of Securities for (i) ongoing research and development activities; (ii) working capital and general corporate purposes, which may include advancing the development of our SIRPαFc program; and (iii) investment in other development programs. Specific information about the use of net proceeds will be described in the applicable Prospectus Supplement.

CONSOLIDATED CAPITALIZATION

Since September 30, 2017, the date of the Interim Financial Statements, there have been no material changes in our capitalization other than as set out below.

An aggregate of 13,332 Common Shares were issued between November 24, 2017 and December 5, 2017 as a result of the exercise of warrants of the Company as detailed in the table below:

Date	Number of Warrants	Number of Common	Exercise Price
	Exercised	Shares Issued
November 24, 2017	15,000	500	$12.00
November 28, 2017	30,000	1,000	$12.00
November 30, 2017	230,000	7,666	$12.00
December 1, 2017	30,000	1,000	$12.00
December 4, 2017	60,000	2,000	$12.00
December 5, 2017	34,980	1,166	$12.00
Total	399,980	13,332

On November 3, 2017, 30,012 Common Shares were issued upon the conversion of 900,364 Series I First Preferred Shares. On November 7, 2017, 359,202 Common Shares were issued upon the conversion of 359,202 Series II First Preferred Shares.

On December 1, 2017, an aggregate of 1,950,000 Series II First Preferred Shares and 400,000 Common Shares were issued pursuant to a non-brokered private placement at a price of US$8.50 per share for aggregate gross proceeds of US$19,975,000.

PRIOR SALES

Information in respect of the Common Shares that were issued within the previous 12 month period, Common Shares that were issued upon the exercise of options or warrants or upon the conversion of First Preferred Shares, and in respect of the grant of options to acquire Common Shares, will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to the Prospectus Supplement.

DESCRIPTION OF SECURITIES

The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus.

Common Shares

The authorized capital of Trillium consists of an unlimited number of Common Shares. The holders of Common Shares are entitled to receive notice of and to attend all annual and special meetings of our shareholders and to one vote per share held at each such meetings. They are also entitled to receive dividends as determined and declared by our board of directors.

Subject to the rights of the holders of any other class of our shares entitled to receive dividends in priority to or concurrently with the holders of the common shares, our board of directors may in its sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

In the event of our liquidation, dissolution or winding up or other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of the Common Shares shall, subject to the rights of the holders of any other class of shares entitled to receive our assets upon such a distribution in priority to or concurrently with the holders of the common shares, be entitled to participate in the distribution. Such distribution shall be made in equal amounts per share on all the common shares at the time outstanding without preference or distinction.

Class B Shares

The holders of the Class B Shares are entitled to receive notice of and to attend any meeting of our shareholders but shall not be entitled to vote any of their Class B Shares at any such meeting. Each issued and fully paid Class B Share may at any time be converted, at the option of the holder, into one Common Share.

First Preferred Shares

The First Preferred Shares may at any time and from time to time be issued in one or more series and our board of directors may before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of First Preferred Shares.

The First Preferred Shares are entitled to priority over the Common Shares and Class B Shares and all other shares ranking junior to the First Preferred Shares with respect to the payment of dividends and the distribution of our assets in the event of our liquidation, dissolution or winding up or other distribution of our assets among our shareholders for the purpose of winding up our affairs.

The First Preferred Shares of each series rank on a parity with the First Preferred Shares of every other series with respect to priority in the payment of dividends and in the distribution of our assets in the event of our liquidation, dissolution or winding up or other distribution of our assets among our shareholders for the purpose of winding up its affairs.

Series I First Preferred Shares

The holders of Series I Non-Voting Convertible First Preferred Shares, or the “Series I First Preferred Shares”, are not entitled to vote at any meeting of our shareholders (except in limited circumstances provided for in the Business Corporations Act (Ontario)).

The holders of Series I First Preferred Shares are entitled to receive dividends as determined and declared at the discretion of our board of directors on a parity basis with the holders of shares of the other series of First Preferred Shares and, at the discretion of our board of directors, either in priority to, or equally on a share-for-share basis with, holders of our Common Shares or Class B Shares. If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends, with respect to shares of a series of our First Preferred Shares is not paid in full, the shares of the series will participate on a pro rata basis with the shares of all other series of that class of shares with respect to all accumulated cumulative dividends, whether or not declared, and all declared non-cumulative dividends.

Each issued and fully paid Series I First Preferred Share may at any time be converted, at the option of the holder, into one thirtieth (1/30th) of a Common Share, subject to adjustment. Notwithstanding the foregoing, holders of Series I First Preferred Shares will be prohibited from converting Series I First Preferred Shares into Common Shares if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% (which the holder may elect to increase or decrease by written notice to us to any other percentage specified in such notice, provided that any increase (but not decrease) will not be effective until the 61st day after such notice) of the total number of our Common Shares then issued and outstanding, unless the holder gives us at least 61 days prior notice of an intent to convert into Common Shares that would cause the holder to own more than 4.99% of the total number of our Common Shares then issued and outstanding.

In addition, we will not be required to deliver to a holder any Common Shares upon a conversion of our Series I First Preferred Shares into Common Shares if our Common Shares are then listed and posted for trading on the Toronto Stock Exchange (or the TSX Venture Exchange) and to the extent that the conversion would result in the holder, together with any person acting jointly or in concert with the holder within the meaning of the Securities Act (Ontario), beneficially owning or exercising control or direction over Common Shares representing more than:

1.	9.99% of our outstanding Common Shares unless the holder (or, where the holder is not an individual, any director, officer or insider of the holder) has first provided:

(a)	the stock exchange with a personal information form pursuant to the rules of that stock exchange and the form has been approved by the stock exchange; and

(b)	a copy of the approval of the personal information form by the stock exchange to us; and

2.

19.99% of our outstanding Common Shares, unless we have received approval from the stock exchange and the holders of our Common Shares of the issuance of Common Shares at a meeting of holders of Common Shares which we will call, at our expense, in accordance with the applicable policies of the stock exchange.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, or in the event of a reduction or redemption of our capital stock, the holders of Series I First Preferred Shares are entitled to receive an amount per share equal to that amount of money that we received as consideration for such Series I First Preferred Shares or, in the event that Series I First Preferred Shares were not issued for money, then the amount equal to the fair value of any property we received as consideration for the issuance of such Series I First Preferred Shares divided by the number of Series I First Preferred Shares issued, the whole before any amount shall be paid by us or any of our assets shall be distributed to holders of our Common Shares and Class B Shares. After such payment, the holders of Series I First Preferred Shares are not entitled to share in any further distribution of our property or assets. If any amount payable on return of capital in the event of our liquidation, dissolution or winding-up in respect of shares of a series of our First Preferred Shares is not paid in full, the shares of the series will participate on a pro rata basis with the shares of all other series of that class of shares with respect to all amounts payable on return of capital in the event of our liquidation, dissolution or winding-up.

If a fundamental transaction (as defined below) occurs while any of the Series I First Preferred Shares are outstanding, then a holder of Series I First Preferred Shares shall have the right to receive (in exchange for such shares) in the event that our common shares are exchanged for other securities, cash or property in the fundamental transaction, the same kind and amount of securities, cash and property as it would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of our common shares. If the holders of our common shares are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder of our Series I First Preferred Shares shall be given the same choice as to the alternate consideration it receives upon any conversion of Series I First Preferred Shares following such fundamental transaction.

In the event of a “takeover bid” that is a “formal bid” (as such terms are defined in the Securities Laws in the Province of Ontario) for our common shares, the offeror of such bid shall make an offer to acquire the same percentage of our outstanding Series I First Preferred Shares as the percentage of our common shares for which the formal bid is being made, and such offer shall be on the same terms and for the same amount and kind of per share consideration, as adjusted, that is offered to the holders of our common stock under the formal bid.

To the extent necessary to effectuate these provisions, to the extent the surviving corporation following a fundamental transaction is not our company, any successor or surviving entity in the fundamental transaction shall include in its organizational documents shares having the same terms and conditions as our Series I First Preferred Shares and shall issue to the holders of our Series I First Preferred Shares new preferred shares consistent with the foregoing provisions.

“Fundamental Transaction” means (A) we effect any amalgamation, merger, business combination or other transaction with another person, other than a wholly-owned subsidiary, or an arrangement pursuant to the Business Corporations Act (Ontario) or another transaction pursuant to which a person, or group of person acting jointly or in concert, acquires all of our issued and outstanding common shares, (B) we effect any sale, lease or other disposition of all or substantially all of our assets, or (C) we effect any reclassification of our common shares or any compulsory share exchange pursuant (other than as a result of certain dividends or subdivisions) to which our common shares are effectively converted into or exchanged for other securities, cash or property, or any similar transaction or series of transactions involving us or our subsidiaries, directly or indirectly.

Series II First Preferred Shares

The holders of Series II First Preferred Shares are not entitled to vote at any meeting of our shareholders (except in limited circumstances provided for in the Business Corporations Act (Ontario)).

The holders of Series II First Preferred Shares are entitled to receive dividends as determined and declared at the discretion of our board of directors on a parity basis with the holders of shares of the other series of First Preferred Shares and, at the discretion of our board of directors, either in priority to, or equally on a share-for-share basis with, holders of our Common Shares or Class B Shares. If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends, with respect to shares of a series of our First Preferred Shares is not paid in full, the shares of the series will participate on a pro rata basis with the shares of all other series of that class of shares with respect to all accumulated cumulative dividends, whether or not declared, and all declared non-cumulative dividends.

Each issued and fully paid Series II First Preferred Share may at any time be converted, at the option of the holder, into one common share, subject to adjustment. Notwithstanding the foregoing, holders of Series II First Preferred Shares will be prohibited from converting Series II First Preferred Shares into Common Shares if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% (which the holder may elect to increase or decrease by written notice to us to any other percentage specified in such notice, provided that any increase (but not decrease) will not be effective until the 61st day after such notice) of the total number of our Common Shares then issued and outstanding, unless the holder gives us at least 61 days prior notice of an intent to convert into Common Shares that would cause the holder to own more than 4.99% of the total number of our Common Shares then issued and outstanding.

In addition, we will not be required to deliver to a holder any Common Shares upon a conversion of our Series II First Preferred Shares into Common Shares if our Common Shares are then listed and posted for trading on the Toronto Stock Exchange (or the TSX Venture Exchange) and to the extent that the conversion would result in the holder, together with any person acting jointly or in concert with the holder within the meaning of the Securities Act (Ontario), beneficially owning or exercising control or direction over Common Shares representing more than:

1.	9.99% of our outstanding Common Shares unless the holder (or, where the holder is not an individual, any director, officer or insider of the holder) has first provided:

(a)	the stock exchange with a personal information form pursuant to the rules of that stock exchange and the form has been approved by the stock exchange; and

(b)	a copy of the approval of the personal information form by the stock exchange to us; and

2.

19.99% of our outstanding Common Shares, unless we have received approval from the stock exchange and the holders of our Common Shares of the issuance of Common Shares at a meeting of holders of Common Shares which we will call, at our expense, in accordance with the applicable policies of the stock exchange.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, or in the event of a reduction or redemption of our capital stock, the holders of Series II First Preferred Shares are entitled to receive an amount per share equal to that amount of money that we received as consideration for such Series II First Preferred Shares or, in the event that Series II First Preferred Shares were not issued for money, then the amount equal to the fair value of any property we received as consideration for the issuance of such Series II First Preferred Shares divided by the number of Series II First Preferred Shares issued, the whole before any amount shall be paid by us or any of our assets shall be distributed to holders of our Common Shares and Class B Shares. After such payment, the holders of Series II First Preferred Shares are not entitled to share in any further distribution of our property or assets. If any amount payable on return of capital in the event of our liquidation, dissolution or winding-up in respect of shares of a series of our First Preferred Shares is not paid in full, the shares of the series will participate on a pro rata basis with the shares of all other series of that class of shares with respect to all amounts payable on return of capital in the event of our liquidation, dissolution or winding-up.

If a fundamental transaction (as defined below) occurs while any of the Series II First Preferred Shares are outstanding, then a holder of Series II First Preferred Shares shall have the right to receive (in exchange for such shares) in the event that our common shares are exchanged for other securities, cash or property in the fundamental transaction, the same kind and amount of securities, cash and property as it would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of our common shares. If the holders of our common shares are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder of our Series II First Preferred Shares shall be given the same choice as to the alternate consideration it receives upon any conversion of Series II First Preferred Shares following such fundamental transaction.

In the event of a “takeover bid” that is a “formal bid” (as such terms are defined in the Securities Laws in the Province of Ontario) for our common shares, the offeror of such bid shall make an offer to acquire the same percentage of our outstanding Series II First Preferred Shares as the percentage of our common shares for which the formal bid is being made, and such offer shall be on the same terms and for the same amount and kind of per share consideration, as adjusted, that is offered to the holders of our common stock under the formal bid.

To the extent necessary to effectuate these provisions, to the extent the surviving corporation following a fundamental transaction is not our company, any successor or surviving entity in the fundamental transaction shall include in its organizational documents shares having the same terms and conditions as our Series II First Preferred Shares and shall issue to the holders of our Series II First Preferred Shares new preferred shares consistent with the foregoing provisions.

“Fundamental Transaction” means (A) we effect any amalgamation, merger, business combination or other transaction with another person, other than a wholly-owned subsidiary, or an arrangement pursuant to the Business Corporations Act (Ontario) or another transaction pursuant to which a person, or group of person acting jointly or in concert, acquires all of our issued and outstanding common shares, (B) we effect any sale, lease or other disposition of all or substantially all of our assets, or (C) we effect any reclassification of our common shares or any compulsory share exchange pursuant (other than as a result of certain dividends or subdivisions) to which our common shares are effectively converted into or exchanged for other securities, cash or property, or any similar transaction or series of transactions involving us or our subsidiaries, directly or indirectly.

Warrants

The following description of the terms of Warrants sets forth certain general terms and provisions of Warrants in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Warrants offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Warrants. Warrants may be offered separately or in combination with one or more other Securities.

The description of the general terms and provisions of Warrants described in any Prospectus Supplement will include, where applicable:

•	the designation and aggregate number of Warrants offered;

•	the price at which the Warrants will be offered;

•	the currency or currency unit in which the Warrants are denominated (f other than Canadian dollars);

•	the designation and terms of the Common Shares and the First Preferred Shares that may be acquired upon exercise of the Warrants;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•

the number of Common Shares or First Preferred Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each Warrant;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;

•	the minimum or maximum amount, if any, of Warrants that may be exercised at any one time;

•	whether the Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

•	any other material terms, conditions and rights (or limitations on such rights) of the Warrants.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Warrants that are not within the parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Warrants.

Units

We may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units.

This description will include, where applicable:

•	the designation and aggregate number of Units offered;

•	the price at which the Units will be offered;

•	the currency or currency unit in which the Units are denominated (if other than Canadian dollars);

•	the terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

•	any other material terms, conditions and rights (or limitations on such rights) of the Units.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Units that are not within the parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Units described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Units.

Subscription Receipts

The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement.

Subscription Receipts may be offered separately or together with other Securities, as the case may be. The Subscription Receipts may be issued under a subscription receipt agreement.

The applicable Prospectus Supplement will include details of any subscription receipt agreement covering the Subscription Receipts being offered. A copy of any subscription receipt agreement relating to an offering of Subscription Receipts will be filed by us with the relevant securities regulatory authorities in Canada after we have entered into it. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description may include, without limitation, the following (where applicable):

•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered;

•	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

•	the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

•	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	certain material United States and Canadian tax consequences of owning the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

MARKET FOR SECURITIES

Our Common Shares trade on the TSX and on the NASDAQ under the symbol “TRIL”. On December 14, 2017, being the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $10.00 and on the NASDAQ was US$7.75. The following table sets forth, for the periods indicated, (i) the reported high and low prices (USD) and the volume of common shares traded for each month on NASDAQ; and (ii) the reported high and low prices and volume of common shares traded for each month on the TSX:

	TSX			NASDAQ
Calendar Period	High	Low	Average	High	Low	Average
	($)	($)	Volume	(US$)	(US$)	Volume
December 2016	10.27	7.12	457,274	7.945	5.25	3,641,631
January 2017	8.18	5.90	323,944	6.30	4.50	1,950,986
February 2017	9.01	6.15	418,307	6.90	4.70	2,357,995
March 2017	9.30	7.44	213,912	7.10	5.505	1,345,793
April 2017	9.30	7.91	136,543	6.95	5.85	914,112
May 2017	8.77	6.57	136,801	6.40	4.975	1,306,809
June 2017	6.89	5.60	80,163	5.05	4.30	1,457,332
July 2017	6.29	5.39	55,808	5.05	4.15	631,676
August 2017	6.14	5.26	93,533	5.05	4.15	602,277
September 2017	6.52	5.45	85,167	5.35	4.45	1,337,546
October 2017	9.89	6.27	265,105	7.75	4.901	2,815,763
November 2017	16.80	9.98	32,792	13.30	8.70	223,797
December 1-14, 2017	14.84	9.80	24,216	11.60	7.60	225,719

PLAN OF DISTRIBUTION

We may, from time to time, during the 25-month period that this Prospectus, including any amendments and supplements hereto, remains valid, offer for sale and issue Securities up to an aggregate of US$150,000,000.

We may offer and sell Securities to or through underwriters, dealers, placement agents or other intermediaries and also may sell Securities directly to purchasers or through agents, subject to obtaining any applicable exemption from registration requirements. The Prospectus Supplement relating to any offering of Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers, placement agents or intermediaries and any fees or compensation payable to them in connection with the offering and sale of a particular issue of Securities, the public offering price or prices of the Securities and the proceeds to us from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, including in transactions that are deemed to be “at-the-market distributions” (as defined in National Instrument 44-102 Shelf Distributions, or “NI 44-102”), including sales made directly on the TSX, NASDAQ or other existing trading markets for the Securities, or at prices related to such prevailing market prices to be negotiated with purchasers and as set forth in an accompanying Prospectus Supplement. Any such transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102 will be conducted in accordance with applicable securities legislation in Canada and will be subject to regulatory approval. In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers, placement agents or other intermediaries that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.

If so indicated in the applicable Prospectus Supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplement or supplements, which will also set forth the commission payable for solicitation of these contracts.

Under agreements which may be entered into by us, underwriters, dealers, placement agents and other intermediaries who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers, placement agents or other intermediaries may be required to make in respect thereof. The underwriters, dealers, placement agents and other intermediaries with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business. Any offering of First Preferred Shares, Warrants or Units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the First Preferred Shares, Warrants, Units or Subscription Receipts may be sold and purchasers may not be able to resell First Preferred Shares, Warrants, Units or Subscription Receipts purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the First Preferred Shares, Warrants, Units or Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Certain dealers may make a market in the First Preferred Shares, Warrants, Units or Subscription Receipts, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the First Preferred Shares, Warrants, Units or Subscription Receipts or as to the liquidity of the trading market, if any, for the First Preferred Shares, Warrants, Units or Subscription Receipts.

Subject to applicable securities legislation, in connection with any offering of Securities under this Prospectus, other than an “at-the-market distribution”, the underwriters, dealers or agents, if any, may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution”, as defined in NI 44-102, no affiliate of such an underwriter, dealer or agent and no person acting jointly or in concert with such an underwriter, dealer or agent will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

INCOME TAX CONSIDERATIONS

Owning any of our securities may subject you to tax consequences both in the United States and Canada.

Although the applicable Prospectus Supplement may describe certain Canadian or United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered under this Prospectus by an initial investor, the Prospectus Supplement may not describe these tax consequences fully. You should consult your own tax adviser with respect to your particular circumstances.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the registration statement on Form F-10 of which this Prospectus forms a part: the documents listed under “Documents Incorporated by Reference”; consents of accountants and counsel; and powers of attorney from some of our directors and officers. A copy of any applicable form of warrant agreement will be filed by post-effective amendment to the registration statement or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters in connection with the offering of Securities will be passed upon on our behalf by Baker & McKenzie LLP and Goodwin Procter LLP. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be. As at the date hereof, the designated professionals of Baker & McKenzie LLP and Goodwin Procter LLP collectively beneficially own, directly or indirectly, less than 1% of our outstanding securities.

EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus , either directly or in a document incorporated by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

Our auditors are Ernst & Young LLP, Chartered Professional Accountants, Licensed Public Accountants, Toronto, Ontario, Canada. Our Annual Financial Statements incorporated by reference in this Prospectus and registration statement have been audited by Ernst & Young LLP, Independent Registered Public Accounting Firm, as indicated in their report dated March 9, 2017, incorporated herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young LLP, as external auditors, are independent of us within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the United States Public Company Accounting Oversight Board.

REGISTRAR AND TRANSFER AGENT

Our registrar and transfer agent in Canada is Computershare Investor Services Inc. at its principal office in Toronto, Ontario and the co-registrar and co-transfer agent in the United States is Computershare Trust Company, N.A., at its offices in Canton, Massachusetts.

PURCHASERS’ CONTRACTUAL RIGHTS

Original purchasers of First Preferred Shares, Warrants and Subscription Receipts offered on a stand-alone basis (and not as part of a Unit) will have a contractual right of rescission following the conversion or exercise of such securities in the event that this Prospectus, as supplemented by the Prospectus Supplement pursuant to which such Securities are issued, or any amendment thereto, contains a misrepresentation. The contractual right of rescission will entitle such original purchasers to receive from us, upon surrender of the applicable underlying Securities issued upon conversion or exercise of such Securities, the amount paid for such convertible or exercisable Securities, provided that: (i) the conversion or exercise takes place within 180 days of the date of the purchase of the convertible or exercisable Securities under this Prospectus, as supplemented by the Prospectus Supplement pursuant to which such Securities are issued; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such convertible or exercisable Securities under this Prospectus, as supplemented by the Prospectus Supplement pursuant to which such Securities are issued.

PURCHASERS’ STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus, the accompanying prospectus supplement relating to the securities purchaser by a purchaser and any amendment thereto. The legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages, if the prospectus, the accompanying prospectus supplement relating to the securities purchaser or any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation in the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

Original purchasers of First Preferred Shares, Warrants and Subscription Receipts offered on a stand-alone basis (and not as part of a Unit) are advised that in an offering of such Securities, the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which the convertible or exercisable Security was offered to the public under the prospectus offering. This means that under the securities legislation of certain provinces, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages in such provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages, or consult with a legal adviser.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario) (the “OBCA”), the Registrant may, indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity (an “indemnified person”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, if the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant may advance moneys to an indemnified person for the costs, charges and expenses of a proceeding referred to above, but the individual must repay the money if the individual has not acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of any other entity for which the indemnified person acted as a director or officer or in a similar capacity at the corporation's request. However, any such indemnified person is entitled under the OBCA to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which he or she is subject because of the individual’s association with the corporation or other entity, if such indemnified person was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.

By-laws of Registrant

In accordance with the provisions of the OBCA, the by-laws of the Registrant provide that the Registrant will indemnify a director or officer, a former director or officer, or an individual who acts or acted at the Registrant’s request as a director or officer or an individual acting in a similar capacity of another entity, and such person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity, provided however that the Registrant shall not so indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the registrant’s request, and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.

The Registrant has purchased directors’ and officers’ liability insurance for the benefit of the directors and officers of the Registrant, to back up the Registrant’s indemnification of them against liability incurred in their capacity as directors and officers, subject to certain limitations under applicable law. If the Registrant becomes liable under the terms of its by-laws, the insurance coverage will extend to its liability; however, each claim will be subject to a per claim retention of US$750,000 (US$1,000,000 beginning January 1, 2018).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

See the Exhibit Index hereto.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Concurrently with the filing of this Registration Statement, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, on this 15th day of December, 2017.

TRILLIUM THERAPEUTICS INC.

By:	/s/ Niclas Stiernholm
Name:Niclas Stiernholm
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Niclas Stiernholm and James Parsons, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on December 15, 2017:

Signature	Title

/s/ Niclas Stiernholm	President and Chief Executive Officer and Director (principal executive officer)
Niclas Stiernholm

/s/ James Parsons	Chief Financial Officer (principal financial and accounting officer)
James Parsons

/s/ Calvin Stiller	Director
Calvin Stiller

/s/ Luke Beshar	Director
Luke Beshar

/s/ Henry Friesen	Director
Henry Friesen
/s/ Robert Kirkman	Director
Robert Kirkman

/s/ Michael Moore	Director
Michael Moore

/s/ Thomas Reynolds	Director
Thomas Reynolds

/s/ Helen Tayton-Martin	Director
Helen Tayton-Martin

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrant in the United States, on December 15, 2017.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

Exhibit	Description
Number

4.1

Annual information form (on Form 20-F) of the Registrant dated March 10, 2017, for the year ended December 31, 2016 (incorporated by reference to the Registrant’s Annual Report on Form 20-F filed with the Commission on March 10, 2017 (File No. 001-36596)).

4.2

Management information circular dated April 13, 2017 relating to annual and special meeting of shareholders held on May 26, 2017 (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 6-K filed with the Commission on April 20, 2017 (File No. 001-36596)).

4.3

Audited consolidated financial statements, together with the notes thereto, as at December 31, 2016 and 2015 and for the years then ended prepared under IFRS, as issued by the IASB, and the auditors’ report thereon addressed to shareholders of the Registrant dated March 9, 2017, or the “Annual Financial Statements” (on Form 20-F)(incorporated by reference to the Registrant’s Annual Report on Form 20-F filed with the Commission on March 10, 2017 (File No. 001-36596)).

4.4

Management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2016 and 2015 dated March 9, 2017 (on Form 20-F) (incorporated by reference to the Registrant’s Annual Report on Form 20-F filed with the Commission on March 10, 2017 (File No. 001-36596)).

4.5

Unaudited interim condensed consolidated financial statements, together with the notes thereto, as at September 30, 2017 and 2016 and for the three and nine months then ended (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 6-K furnished to the Commission on November 13, 2017 (File No. 001-36596));

4.6

Management’s discussion and analysis dated November 9, 2017 of financial condition and results of operations for the three and nine months ended September 30, 2017 and 2016 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 6-K furnished to the Commission on November 13, 2017 (File No. 001-36596)).

4.7

Material change report, December 1, 2017 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 6-K furnished to the Commission on December 4, 2017 (File No. 001-36596)).

4.8	Material change report, June 13, 2017 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 6-K furnished to the Commission on June 13, 2017 (File No. 001-36596)).

4.9

Material change report, dated February 7, 2017 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 6-K furnished to the Commission on February 7, 2017 (File No. 001-36596)).

5.1	Consent of Ernst & Young LLP.

6.1	Powers of Attorney (included on the signature page of this Registration Statement).